UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MULTI-MANAGER SMALL CAP EQUITY STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

March __, 2019

As a shareholder of the Multi-Manager Small Cap Equity Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the replacement of two subadvisers to the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of two subadvisers and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on December 13, 2018, the Board approved, among other things: (i) a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and J.P. Morgan Investment Management Inc. (“JPMIM”); (ii) modifications to the Fund’s principal investment strategies to reflect JPMIM’s investment process for the portion of the Fund it manages; (iii) a subadvisory agreement between the Investment Manager and Hotchkis and Wiley Capital Management, LLC (“Hotchkis & Wiley”); (iv) modifications to the Fund’s principal investment strategies to reflect Hotchkis & Wiley’s investment process for the portion of the Fund it manages; (v) the termination of the subadvisory agreement between the Investment Manager and Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) and (vi) the termination of the subadvisory agreement between the Investment Manager and EAM Investors, LLC (“EAM”). JPMIM and Hotchkis & Wiley began to manage their sleeves of the Fund on December 19, 2018 and February 13, 2019, respectively. DGHM and EAM managed their sleeves of the Fund until February 12, 2019 and February 22, 2019, respectively.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of a new agreement or changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least ________, 2019. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by March __, 2020. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

[__________(XX/19)]

MULTI-MANAGER SMALL CAP EQUITY STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about March __, 2019. This Information Statement is being made available to shareholders of Multi-Manager Small Cap Equity Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 12, 2018.

Under the Management Agreement, the Investment Manager monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

J.P. MORGAN INVESTMENT MANAGEMENT INC., HOTCHKIS AND WILEY CAPITAL MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENTS

Prior to December 19, 2018, BMO Asset Management Corp. (“BMO”), Conestoga Capital Advisors, LLC (“Conestoga”), Dalton, Greiner, Hartman, Maher & Co., LLC (“DGHM”) and EAM Investors, LLC (“EAM”) served as subadvisers to the Fund, with each managing a portion of the Fund’s assets, or sleeve of the Fund, along with the Investment Manager. BMO and Conestoga continue to serve as subadvisers to the Fund.

At a meeting of the Board on December 13, 2018, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a subadvisory agreement between the Investment Manager and J.P. Morgan Investment Management Inc. (the “JPMIM Subadvisory Agreement”), pursuant to which J.P. Morgan Investment Management Inc. (“JPMIM”) will manage a sleeve of the Fund, and a subadvisory agreement between the Investment Manager and Hotchkis and Wiley Capital Management, LLC (the “Hotchkis & Wiley Subadvisory Agreement”), pursuant to which Hotchkis and Wiley Capital Management, LLC (“Hotchkis & Wiley”) will manage a sleeve of the Fund.

The Board also approved modifications to the Fund’s principal investment strategies to reflect JPMIM’s and Hotchkis & Wiley’s investment processes. The JPMIM Subadvisory Agreement and related changes went into effect on December 19, 2018, and the Hotchkis & Wiley Subadvisory Agreement and related changes went into effect on February 13, 2019. DGHM and EAM managed their sleeves of the Fund until February 12, 2019 and February 22, 2019, respectively. There were no changes proposed or made to the subadvisory agreements between the Investment Manager and BMO and Conestoga, respectively, at that time.

Management Fees Paid to the Investment Manager

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Small Cap Equity Strategies Fund
Net Assets	Annual rate at each asset level
First $500 million	0.87%
Next $500 million	0.82%
Next $2 billion	0.77%
Next $9 billion	0.76%
Over $12 billion	0.75%

Subadvisory Fees Paid to JPMIM

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays JPMIM a fee out of its own assets, calculated at the following rate:

•	0.55% on the first $50 million, gradually reducing to 0.40% as assets increase

	Fees paid by the Fund to the Investment Manager for the period from September 1, 2017 through August 31, 2018*	Fees paid by the Investment Manager to EAM for the period from September 1, 2017 through August 31, 2018	Estimated fees that would have been paid by the Investment Manager to JPMIM had the JPMIM Subadvisory Agreement been in effect for the period from September 1, 2017 through August 31, 2018**	Estimated difference between the fees paid to EAM and the fees that would have been paid if the JPMIM Subadvisory Agreement had been in effect for the period from September 1, 2017 through August 31, 2018
Multi-Manager Small Cap Equity Strategies Fund (fiscal year ended 8/31/18)	$10,337,126	$887,252.28	$1,146,295.57	$259,043.29

*	The Investment Manager uses a portion of these fees to pay the subadvisers and paid $$630,995.45 to BMO, $1,258,571.86 to Conestoga and $1,037,772.79 to DGHM, respectively, for the same period.
**	This amount is based on a hypothetical 20% allocation of Fund assets September 1, 2017 through August 31, 2018.

INFORMATION ABOUT JPMIM

JPMIM is a part of the asset management business of J.P. Morgan Asset & Wealth Management. JPMorgan Asset Management Holdings Inc., which is a subsidiary of JPMorgan & Chase Co., owns all the common stock of JPMIM. JPMIM, which is organized as a Delaware corporation, has been registered with the SEC since 1984. JPMIM provides discretionary and non-discretionary advisory services through separately managed accounts and pooled investment vehicles, such as mutual funds or private investment funds. JPMIM had approximately $1,659,338 million under management as of December 31, 2018, and its principal offices are located at 270 Park Avenue, New York, NY 10017.

The following table provides information on the principal executive officers and directors of JPMIM:

Name	Title/Responsibilities	Address
George Crosby White Gatch	Director, Chairman, and Managing Director	270 Park Avenue, New York NY 10017

Lawrence Mark Unrein	Director, CIO and Global Head of Private Equity, and Managing Director	270 Park Avenue, New York NY 10017

Scott Edward Richter	Secretary and Managing Director	270 Park Avenue, New York NY 10017

Paul Anthony Quinsee	Director, Global Head of Equities, and Managing Director	270 Park Avenue, New York NY 10017

Andrew Richard Powell	Director, Managing Director, and Senior Business Manager	270 Park Avenue, New York NY 10017

John Thomas Donohue	Director, President, CEO, and Managing Director	270 Park Avenue, New York NY 10017

Joy Catherine Dowd	Director, Head of Client Services, and Managing Director	270 Park Avenue, New York NY 10017

Robert Charles Michele	Director, CIO and Head of Global Fixed Income, Currency & Commodities, and Managing Director	270 Park Avenue, New York NY 10017

Michael John O’Brien	Director, Co-Head of Asset Management Solutions, and Managing Director	270 Park Avenue, New York NY 10017

Mark Alan Egert	Chief Compliance Officer and Managing Director	270 Park Avenue, New York NY 10017

Michael Alan Camacho	Director, Global Head of Beta Strategies, and Managing Director	270 Park Avenue, New York NY 10017

Anton Cyriel Pil	Director, Global Head of Real Assets, and Managing Director	270 Park Avenue, New York NY 10017

Megan Ann McClellan	Director, Treasurer, CFO, and Managing Director	270 Park Avenue, New York NY 10017

Other Funds with Similar Investment Objectives Managed by JPMIM

JPMIM serves as adviser or subadviser to other investment companies that have investment objectives similar to the investment objective of the Fund. The following table provides information on the size and JPMIM’s rate of compensation with respect to those other investment companies.

Fund Name	Assets Managed by JPMIM as of December 31, 2018	Advisory/Subadvisory Fee Rate
JPMorgan Small Cap Growth Fund	$2,061 million	0.90% on 1st $25 million 0.75% on balance
VALIC II Small Cap Growth Fund	$165 million	0.55% on 1st $100 million 0.50% on balance

Subadvisory Fees Paid to Hotchkis & Wiley

The Management Fees Paid to the Investment Manager table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Hotchkis & Wiley a fee out of its own assets, calculated at the following rate:

•	0.55% on the first $15 million, gradually reducing to 0.40% as assets increase

Fees paid by the Fund to the Investment Manager for the period from September 1, 2017 through August 31, 2018*	Fees paid by the Investment Manager to DGHM for the period from September 1, 2017 through August 31, 2018	Estimated fees that would have been paid by the Investment Manager to Hotchkis & Wiley had the Hotchkis & Wiley Subadvisory Agreement been in effect for the period from September 1, 2017 through August 31, 2018**	Estimated
difference
between the fees
paid to
DGHM and the
fees that would
have been paid
if the Hotchkis
& Wiley
Subadvisory
Agreement had
been in effect
for the period
from September 1,
2017 through
August 31, 2018
Multi-Manager Small Cap Equity Strategies Fund (fiscal year ended 8/31/18)	$10,337,126	$1,037,772.79	$1,128,795.57	$91,022.78

*	The Investment Manager uses a portion of these fees to pay the subadvisers and paid $630,995.45 to BMO, $1,258,571.86 to Conestoga and $887,252.28 to EAM, respectively, for the same period.
**	This amount is based on a hypothetical 20% allocation of Fund assets September 1, 2017 through August 31, 2018.

INFORMATION ABOUT HOTCHKIS & WILEY

Hotchkis & Wiley was founded in 1980 and is organized as a Delaware limited liability company. The primary members of Hotchkis & Wiley are HWCAP Holdings, LLC, a Delaware limited liability company with current and former employees of Hotchkis & Wiley as its members, and Stephens-H&W, an Arkansas limited liability company whose primary member is SF Holding Corp, a diversified holding company. Hotchkis & Wiley has been registered with the SEC since 2001 and has more than 30 years’ subadvisory experience. Hotchkis & Wiley provides investment advisory services with an investment focus on equity securities, fixed-income securities, options, derivatives and other securities to investment companies and managed accounts. Hotchkis & Wiley had approximately $27.2 billion under management as of December 31, 2018, and their principal offices are located at 725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017.

The following table provides information on the principal executive officers and directors of Hotchkis & Wiley:

Name	Title/Responsibilities	Address
George Holmes Davis	Chief Executive Officer and Executive Committee Member	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

Scott Hoy McBride	President and Executive Committee Member	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

Anna Marie Sinio Lopez	Chief Operating Officer	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

James Edward Menvielle	Chief Financial Officer	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

Tina Hideko Kodama	Chief Compliance Officer	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

Christopher Nigel Hurst-Brown	Executive Committee Member	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

Douglas Howard Martin	Executive Committee Member	725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017

Other Funds with Similar Investment Objectives Managed by Hotchkis & Wiley

Hotchkis & Wiley serves as adviser or subadviser to other investment companies that have investment objectives similar to the investment objective of the Fund. The following table provides information on the size and Hotchkis & Wiley’s rate of compensation with respect to those other investment companies.

Fund Name	Assets Managed by Hotchkis & Wiley as of December 31, 2018	Advisory/Subadvisory Fee Rate
Hotchkis & Wiley Small Cap Diversified Value Fund	$39.8 million	0.65% on average net assets
American Beacon Small Cap Value Fund	Not publicly available	Not publicly available
Principal Small Cap Value II Fund	Not publicly available	Not publicly available

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENTS

On December 13, 2018, the Board and the Independent Trustees of the Trust unanimously approved, for an initial two-year term, the JPMIM Subadvisory Agreement and the Hotchkis & Wiley Subadvisory Agreement between the Investment Manager and JPMIM and Hotchkis & Wiley, respectively, with respect to the Fund, a series of the Trust. As detailed below, the Board’s Product and Distribution Committee and Advisory Fees and Expenses Committee (the “Committees”) and the Board met to review and discuss, both among themselves and with the management team of the Investment Manager, materials provided by the Investment Manager and others before determining to approve the JPMIM Subadvisory Agreement and the Hotchkis & Wiley Subadvisory Agreement (together, the “Subadvisory Agreements”).

In connection with their deliberations regarding the proposed Subadvisory Agreements, the Committees and the Board evaluated materials requested from the Investment Manager regarding the Fund and the Subadvisory Agreements, as well as other materials provided by the Investment Manager in connection with the Board’s most recent annual approval of the continuation of the management agreements with respect to other series of the Trust, and discussed these materials with representatives of the Investment Manager at Committee meetings held on December 13, 2018, and at the Board meeting held on December 12-13, 2018. The Board and the Advisory Fees and Expenses Committee also noted their considerations at meetings held in connection with the continuation of the Management Agreement and the subadvisory agreements between the Investment Manager and BMO, Conestoga, DGHM and EAM with respect to the Fund.

The Committees and the Board also consulted with Fund counsel and the Independent Trustees’ independent legal counsel, who advised on various matters with respect to the Committees’ and the Board’s considerations and otherwise assisted the Committees and the Board in their deliberations.

The Committees and the Board considered all information that they, their legal counsel or the Investment Manager believed reasonably necessary to evaluate and to determine whether to recommend for approval or approve the Subadvisory Agreements. The information and factors considered by the Committees and the Board in recommending for approval or approving the Subadvisory Agreements for the Fund included the following:

•

The Investment Manager’s agreement to contractually limit or cap total operating expenses for the Fund through December 31, 2019 so that total operating expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, and infrequent and/or unusual expenses) would not exceed a specified annual rate, as a percentage of the Fund’s net assets;

•	The terms and conditions of the Subadvisory Agreements;

•	The subadvisory fees to be charged to the Investment Manager under the Subadvisory Agreements;

•	Descriptions of various functions performed by JPMIM and Hotchkis & Wiley under the Subadvisory Agreements, including portfolio management and portfolio trading practices;

•	Information regarding the reputation, regulatory history and resources of JPMIM and Hotchkis & Wiley, including information regarding senior management, portfolio managers and other personnel;

•

Information regarding the capabilities of JPMIM and Hotchkis & Wiley with respect to compliance monitoring services, including an assessment of JPMIM’s and Hotchkis & Wiley’s compliance systems by the Fund’s Chief Compliance Officer; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services to be Provided under the Subadvisory Agreements

The Committees and the Board considered the nature, extent and quality of services to be provided to the Fund by JPMIM and Hotchkis & Wiley under the Subadvisory Agreements. The Committees and the Board considered, among other things, JPMIM’s and Hotchkis & Wiley’s advisory and supervisory investment professionals (including personnel involved in fund management, reputation and other attributes), the portfolio management services provided by those investment professionals, and the quality of JPMIM’s and Hotchkis & Wiley’s investment research capabilities.

The Committees and the Board also considered the professional experience and qualifications of the senior personnel of JPMIM and Hotchkis & Wiley, which included a consideration of JPMIM’s and Hotchkis & Wiley’s experience with funds managed using investment strategies similar to those proposed to be used for their sleeves of the Fund. The Board also noted that, based on information provided by the Investment Manager, the Board had approved JPMIM’s and Hotchkis & Wiley’s codes of ethics and compliance programs, and that the Chief Compliance Officer of the Fund reports to the Trustees on JPMIM’s and Hotchkis & Wiley’s compliance programs.

The Committees and the Board considered the diligence and selection process undertaken by the Investment Manager to select JPMIM and Hotchkis & Wiley, including the rationale for recommending the approval of the Subadvisory Agreements, and the process for monitoring JPMIM’s and Hotchkis & Wiley’s ongoing performance of services for the Fund. As part of these deliberations, the Board considered the ability of the Investment Manager, subject to the approval of the Board, to modify or enter into new subadvisory agreements without a shareholder vote pursuant to an exemptive order of the SEC.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreements supported the approval of the Subadvisory Agreements.

Investment Performance

The Committees and the Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks.

The Committees and the Board also considered JPMIM’s and Hotchkis & Wiley’s performance and reputation generally. The Board also considered the performance of JPMIM’s related composite, including its absolute and risk-adjusted returns, noting that JPMIM had delivered strong absolute and peer-relative performance over the one-, three-, five- and ten-year periods for strategies similar to those proposed for its sleeve of the Fund. The Board also considered the performance of Hotchkis & Wiley’s related composite, including its absolute and risk-adjusted returns, noting that Hotchkis & Wiley had delivered strong absolute and peer-relative performance over the one-, three-, five- and ten-year periods for strategies similar to those proposed for its sleeve of the Fund, and the Investment Manager’s evaluation of JPMIM’s and Hotchkis & Wiley’s anticipated contributions to the Fund’s broader investment mandate.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the performance of JPMIM and Hotchkis & Wiley was sufficient, in light of other considerations, to warrant the approval of the Subadvisory Agreements.

Subadvisory Fee Rates and Other Expenses

The Committees and the Board considered the subadvisory fees to be charged to the Fund under the Subadvisory Agreements, as well as the total expenses expected to be incurred by the Fund. The Committees and the Board also considered the fees that JPMIM and Hotchkis & Wiley charge to their other clients, to the extent publicly available, and noted that the Investment Manager pays the fees of JPMIM and Hotchkis & Wiley. The Committees and the Board also took into account the fee waiver and expense limitation arrangements agreed to by the Investment Manager, as noted above.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the subadvisory fee rates and expenses of the Fund, in light of other considerations, supported the approval of the Subadvisory Agreements.

Costs of Services to be Provided and Profitability

The Committees and the Board also took note of the costs the Investment Manager and its affiliates were expected to incur in connection with the services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund, and also noted that the Committees and the Board expected to consider the costs of services and the profitability to the Investment Manager and its affiliates in connection with the Advisory Fees and Expenses Committee’s and the Board’s next review and consideration of the continuation of the Management Agreement. When reviewing expected profitability, the Committees and the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of similarly managed funds, the expected expense ratio of the Fund, and the implementation of expense limitations with respect to the Fund. Because the Subadvisory Agreements were negotiated at arms-length by the Investment Manager, which is responsible for payments to JPMIM and Hotchkis & Wiley thereunder, the Committees and the Board did not consider the profitability to JPMIM and Hotchkis & Wiley from their relationships with the Fund.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the anticipated costs of services to be provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreements.

Economies of Scale

The Committees and the Board considered the potential existence of economies of scale in the provision by the Investment Manager of services to the Fund, to groups of related funds, and to the Investment Manager’s investment advisory clients as a whole, and whether those economies of scale were expected to be shared with the Fund through breakpoints in the proposed investment management fees or other means, such as expense limitation arrangements and additional investments by the Investment Manager in investment, trading, compliance and other resources. The Committees and the Board noted that the management fee schedules for the Fund contained breakpoints that would reduce the fee rate on assets above specified threshold levels.

The Committees and the Board noted that the breakpoints in the Subadvisory Agreements did not occur at the same levels as the breakpoints in the Management Agreement and that the Management Agreement included additional breakpoints. The Committees and the Board noted that absent a shareholder vote, the Investment Manager would bear any increase in fees payable under the Subadvisory Agreements. The Committees and the Board also noted the potential challenges of seeking to tailor the Management Agreement breakpoints to those of a subadvisory agreement in this context, and the effect that capacity constraints on a subadviser’s ability to manage assets could potentially have on the ability of the Investment Manager to achieve economies of scale, as new subadvisers may need to be added as the Fund grows, increasing the Investment Manager’s cost of compensating and overseeing the Fund’s subadvisers.

In considering these matters, the Committees and the Board also considered the costs of the services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund, as noted above. After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the extent to which any economies of scale were expected to be shared with the Fund supported the approval of the Subadvisory Agreements.

Conclusion

The Committees and the Board reviewed all of the above considerations in reaching their decisions to recommend for approval or approve the proposed Subadvisory Agreements. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreements.

FUND ASSETS

For a mutual fund managed in part by subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to December 13, 2018, the long-term allocation target of the Fund’s assets was as follows:

BMO	Conestoga	DGHM	EAM	Investment Manager (small cap sleeve)	Investment Manager (liquidity sleeve)
20%	20%	20%	10%	20%	10%

From December 13, 2018 through February 25, 2019, the long-term allocation target of the Fund’s assets was as follows:

BMO	Conestoga	DGHM	EAM	JPMIM	Investment Manager (small cap sleeve)	Investment Manager (liquidity sleeve)
20%	20%	20%	10%	10%	20%	0%

As of February 25, 2019, the long-term allocation target of the Fund’s assets was as follows:

BMO	Conestoga	Hotchkis & Wiley	JPMIM	Investment Manager (small cap sleeve)	Investment Manager (liquidity sleeve)
20%	20%	20%	20%	20%	0%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of January 31, 2019, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned 100% of the outstanding shares.

As of January 31, 2019, Board members or officers of the Fund owned less than 1% of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

[              (XX/19)]